                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 --------------


       Date of Report (Date of earliest event reported): NOVEMBER 16, 1999



                          GelTex Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-26872                04-3136767
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)



                           153 SECOND AVENUE, WALTHAM,
                         MASSACHUSETTS 02451 (Address of
                       principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (781) 290-5888

                       9 Fourth Avenue, Waltham, MA 02451
             -----------------------------------------------------
                       (Former name or former address, if
                           changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 16, 1999, GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Company") acquired SunPharm Corporation, a Delaware corporation ("SunPharm"), by the merger (the "Merger") of Shine Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub") with and into SunPharm. The Merger was accomplished pursuant to the Agreement and Plan of Merger, dated as of August 13, 1999 among the Company, SunPharm and Merger Sub (the "Merger Agreement"), and a related Certificate of Merger, pursuant to which Merger Sub merged with and into SunPharm. The Merger occurred following the approval of the Merger Agreement by the stockholders of SunPharm pursuant to a special meeting of stockholders held on November 16, 1999 and satisfaction of certain other closing conditions. As a result of the Merger, each outstanding share of SunPharm Common Stock was converted into approximately
0.14525 of a share of the Company's Common Stock and each outstanding share of SunPharm Preferred Stock was converted into approximately 0.21788 of a share of the Company's Common Stock.

     A total of approximately 1.2 million shares of the Company's Common Stock will be issued to former SunPharm stockholders in exchange for all outstanding SunPharm capital stock. The ratio at which SunPharm's stock was exchanged for shares of the Company's Common Stock was determined pursuant to a formula set forth in the Merger Agreement. The formula was agreed upon in arms' length negotiations and took account of several factors concerning relative valuations of SunPharm and the Company. Certain adjustments to the purchase price were made in accordance with the Merger Agreement.

     The shares issued to SunPharm stockholders were issued pursuant to the Registration Statement No. 333-88459 on Form S-4, pursuant to the Securities Act of 1933, as amended, which became effective as of October 5, 1999 (the "Form S-4"). Certain options and warrants to purchase SunPharm Common Stock were assumed by the Company and remain outstanding as options and warrants to purchase shares of the Company's Common Stock.

     The Merger will be accounted for as a purchase transaction.

     The above description of the Merger is a summary and as such is not intended to be complete and is subject to and qualified by reference to the Merger Agreement, which is attached as Appendix A to the Form S-4 and to a press release issued by the Company on November 17, 1999 concerning the Company's acquisition of the SunPharm which is incorporated by reference, and attached hereto as an exhibit. For a more detailed description of the Merger and the Merger Agreement, reference is made to the Form S-4.

     SunPharm is a research-based development stage pharmaceutical company which designs and develops small molecule pharmaceutical products. SunPharm's potential products target disease areas such as cancer, refractory AIDS-related diarrhea, gastrointestinal disorders and systemic iron overload.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired

Index to Financial Statements

                          INDEX TO FINANCIAL STATEMENTS



                                                                  PAGE
                                                                  ----
SUNPHARM CORPORATION
  Independent Auditors' Report ...................................  4
  Balance Sheets .................................................  5
  Statements of Operations .......................................  6
  Statements of Stockholders' Equity .............................  7
  Statements of Cash Flows .......................................  8
  Notes to Financial Statements ..................................  9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of SunPharm Corporation:

    We have audited the accompanying balance sheets of SunPharm Corporation (a development stage company) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and for the period from May 3, 1990 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's financial statements for the period May 3, 1990 (date of incorporation) through December 31, 1994 were audited by other auditors whose report, dated April 3, 1995, expressed an unqualified opinion on those statements. The financial statements for the period May 3, 1990 (date of incorporation) through December 31, 1994 reflect total revenues and net loss of $1,885,000 and $4,390,367, respectively, of the related totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, such financial statements present fairly, in all material respects, the financial position of SunPharm as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the two years then ended, and for the period from May 3, 1990 (date of incorporation) to December 31, 1998, in conformity with generally accepted accounting principles.

    The Company is in the development stage at December 31, 1998. As discussed in Note 1 to the financial statements, successful completion of the Company's development program and ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, obtaining regulatory approval, and achieving a level of sales adequate to support the Company's cost structure.


DELOITTE & TOUCHE LLP

Jacksonville, Florida
February 12, 1999

                              SUNPHARM CORPORATION
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                                        SEPTEMBER 30,          DECEMBER 31,
                                                                                            1999            1998            1997
                                                                                       --------------   ----------     ------------
                                                                                        (unaudited)
ASSETS
CURRENT ASSETS:
  Cash .............................................................................   $     28,518    $         --    $    356,969
  Investments ......................................................................             --       1,699,200       4,268,566
  Receivables ......................................................................        635,000              --              --
  Prepaid expenses and other .......................................................         67,375         162,734         206,024
                                                                                       ------------    ------------    ------------
          Total current assets .....................................................        730,893       1,861,934       4,831,559
RECEIVABLE FROM STOCKHOLDER ........................................................        132,078         124,865         106,611
PROPERTY AND EQUIPMENT, net of accumulated depreciation
 of $24,818, $17,085 and $10,322 ...................................................         53,475          57,933          30,319
OTHER ASSETS .......................................................................          9,275           9,275           3,250
                                                                                       ------------    ------------    ------------
TOTAL ASSETS .......................................................................        925,721    $  2,054,007    $  4,971,739
                                                                                       ------------    ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable .................................................................   $  1,046,510    $    213,627    $    399,996
  Accrued liabilities ..............................................................        101,438         135,580         231,754
  Other ............................................................................         92,961              --              --
  Notes payable ....................................................................         14,249         102,706         155,271
                                                                                       ------------    ------------    ------------
          Total current liabilities ................................................      1,255,158         451,913         787,021
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY:
  Undesignated serial preferred stock, $.001 par value 2,000,000, 2,200,000 and
   2,500,000 shares authorized,  none issued and outstanding .......................             --              --              --
  Series A redeemable convertible preferred stock, $.001 par value, 300,000,
  300,000 and 0 shares authorized, issued and outstanding (cumulative dividends
  in arrears of ....................................................................            300             300              --
  $12,887 at December 31, 1998)
  Series B preferred stock, par value $0.001 per share; 200,000 shares authorized;
  66,667, 0 and 0 shares issued and outstanding ....................................             67              --              --
  Common stock, $.0001 par value, 25,000,000 shares authorized, 7,249,241,
   6,621,395 and 5,737,828 issued and outstanding ..................................            725             662             574
  Additional paid-in capital .......................................................     21,671,051      20,871,578      19,687,198
  Deficit accumulated during development stage .....................................    (22,001,580)    (19,270,446)    (15,503,054)
  Accumulated other comprehensive income ...........................................             --              --              --
                                                                                       ------------    ------------    ------------
          Total stockholders' equity ...............................................       (329,437)      1,602,094       4,184,718
                                                                                       ------------    ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........................................   $    925,721    $  2,054,007    $  4,971,739
                                                                                       ============    ============    ============



                 The accompanying notes are an integral part of
                          these financial statements.

                              SUNPHARM CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                                                  PERIOD FROM
                                                                                                   MAY 3, 1990
                                                                                                     (DATE OF
                                               NINE MONTHS ENDED              YEAR ENDED         INCORPORATION) TO
                                                  SEPTEMBER 30,               DECEMBER 31,        DECEMBER 31,1998
                                               -----------------         ---------------------   -----------------
                                               1999         1998           1998        1997
                                               ----         ----           ----        ----
                                                  (unaudited)
Sponsored Research/Sublicensing
  Revenues..............................  $   625,000   $   100,000   $   230,729    $        --    $  3,115,729
Interest Income ........................       38,001       128,726       163,126        280,045         678,433
Other Income ...........................        6,000            --            --             --
                                          -----------   -----------   -----------    -----------    ------------

          Total revenues ...............      669,001       228,726       393,855        280,045       3,794,162
                                          -----------   -----------   -----------    -----------    ------------
EXPENSES:
  Research and development .............    1,856,492     1,852,568     2,509,561      2,417,209      12,495,801
  General and administrative ...........    1,368,642     1,382,209     1,651,686      1,769,261      10,078,807
  Royalty ..............................      175,000            --            --             --         490,000
                                          -----------   -----------   -----------    -----------    ------------
          Total expenses ...............    3,400,134     3,234,777     4,161,247      4,186,470      23,064,608
                                          -----------   -----------   -----------    -----------    ------------
Net Loss ...............................  $(2,731,133)  $(3,006,051)  $(3,767,392)   $(3,906,425)   $(19,270,446)
                                          ===========   ===========   ===========    ===========    ============
Loss per Share .........................  $     (0.40)  $     (0.52)  $     (0.64)   $     (0.75)
                                          ===========   ===========   ===========    ===========
Shares Used in Computing
  Loss Per Share........................    6,875,328     5,760,419     5,876,875      5,214,733
                                          ===========   ===========   ===========    ===========





                 The accompanying notes are an integral part of
                          these financial statements.

                              SUNPHARM CORPORATION
                          (A Development Stage Company)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                           DEFICIT
                                                                                                          ACCUMULATED    ACCUMULATED
                                   REDEEMABLE CONVERTIBLE PREFERRED STOCK                    ADDITIONAL      OTHER         DURING
                                       SERIES A             SERIES B         COMMON STOCK     PAID-IN    COMPREHENSIVE   DEVELOPMENT
                                    SHARES    AMOUNT    SHARES    AMOUNT    SHARES   AMOUNT   CAPITAL       INCOME          STAGE
                                    ------    ------    ------    ------    ------   ------  ----------  -------------   -----------
Issuance of common stock for
  services, October 1991
  ($.0064 per share) ...........                                           467,400     $ 47 $     2,953
Issuance of common stock for
  License agreement rights,
  December 1991 ($.0064 per
  share) .......................                                           311,600       31       1,969
Issuance of common stock for
  cash, December 1991
  ($.0064 per share) ...........                                           148,010       15         935
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------
BALANCE, DECEMBER 31, 1991                                                 927,010       93       5,857
Issuance of Series A for cash,
  February Through November 1992
  ($1.67 per Share) ............   307,500   513,525
Issuance of Series B for cash,
  October Through December 1992
  ($5.00 per share) ............                        32,500   162,500

Issuance of common stock for
  services, October 1992
  ($.32 per share) .............                                             3,895                1,250

Issuance of Series B for
  services, December 1992
  ($5.00 per share) ............                         5,000    25,000

Net loss .......................                                                                                           (998,004)
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------

BALANCE, DECEMBER 31, 1992         307,500   513,525    37,500   187,500   930,905       93       7,107                    (998,004)
Issuance of Series B for cash,
  April Through June 1993
  ($5.00 per share) ............                        57,500   287,500

Issuance of Series B for
  services, June 1993
  ($5.00 per share) ............                         1,500     7,500

Issuance of common stock for
  services,  March 1993
  ($.32 per share) .............                                            31,160        3       9,997
Issuance of common stock for
  cash, December 1993
  ($.32 per share) .............                                            15,580        2       4,998
Net loss .......................                                                                                         (1,233,352)
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------
BALANCE, DECEMBER 31, 1993 .....   307,500   513,525    96,500   482,500   977,645       98      22,102                  (2,231,356)
Other Comprehensive income:
  Deferred compensation                                                                         818,308     (818,308)
  Amortization of deferred
    Compensation ...............                                                                             818,308
Exercise of stock options,
  September 1994
  ($.32 per share) .............                                             7,790        1       2,499
Issuance of warrants to
  purchase Common stock in
  connection with the Bridge
  notes ($2.63 per share) ......                                                                600,000
Net loss .......................                                                                                         (2,159,011)
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------

BALANCE, DECEMBER 31, 1994 .....   307,500   513,525    96,500   482,500   985,435       99   1,442,909                  (4,390,367)
Compensation expense ...........                                                                 28,188
  Conversion of preferred
  stock to Common stock ........  (307,500) (513,525)  (96,500) (482,500)  634,100       63     995,962
Initial public offering ........                                         1,265,000      126   7,175,375
Net loss .......................                                                                                         (4,369,653)
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------
BALANCE, DECEMBER 31, 1995 .....        --        --        --        -- 3,884,535      288   9,642,434                  (8,760,020)
Exercise of warrants ...........                                           236,721       24     458,697
Issuance of common stock .......                                           537,623       54   2,636,195
Issuance of common stock for
  Settlement of litigation .....                                            50,000        5     324,995
Net loss .......................                                                                                         (2,836,609)
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------
BALANCE, DECEMBER 31, 1996 .....                                         3,708,879      371  13,062,321                 (11,596,629)
Exercise of stock options ......                                            75,663        8      15,802
Issuance of common stock .......                                         1,953,286      195   6,519,055
Issuance of warrants
  for service ..................                                                                 90,020
Net loss .......................                                                                                         (3,906,425)
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------
BALANCE, DECEMBER 31, 1997 .....                                         5,737,828      574  19,687,198                 (15,503,054)
Exercise of stock options ......                                            30,002        3      17,582
Issuance of common stock .......                                           853,565       85       7,398
Issuance of preferred stock ....   300,000       300                                          1,159,400
Net loss .......................                                                                                         (3,767,392)
                                  --------  --------   ------- --------- ---------    ----- -----------    ---------   ------------
BALANCE, DECEMBER 31, 1998 .....   300,000  $    300           $         6,621,395   $  662 $20,871,578  $        --   $(19,270,446)
                                  ========  ========   ======= ========= =========   ====== ===========  ===========   ============


                 The accompanying notes are an integral part of
                          these financial statements.

                              SUNPHARM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS




                                                          NINE MONTHS ENDED                YEARS ENDED       PERIOD FROM MAY 3, 1990
                                                             SEPTEMBER 30,                 DECEMBER 31,      (DATE OF INCORPORATION)
                                                         1999           1998             1998       1997        TO DECEMBER 31,1998
                                                         ----           ----             ----       ----      ----------------------
                                                             (unaudited)
OPERATING ACTIVITIES:
Net loss .........................................   $(2,731,134)   $(3,006,051)   $ (3,767,392) $ (3,906,425)    $(19,270,446)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization ................         7,733          5,544           8,282         5,692           85,680
    Compensation expense related to
    options, warrants and stock
    appreciation rights ..........................            --             --              --        90,020          999,016
    Amortization of deferred offering
    costs incurred in connection  with
    issuance of Bridge Notes .....................            --             --              --            --          775,000
    Write-off of patents .........................            --             --              --            --           70,120
    Increase in receivable from
      Stockholder ................................        (7,213)       (13,186)        (18,254)      (96,611)        (124,865)

    Decrease (increase) in prepaid
    expenses and other Assets ....................      (539,641)       145,755          37,265       406,042         (170,400)
    (Decrease) increase in accounts payable ......       832,883       (182,994)       (186,369)       76,545          213,627
    (Decrease) increase in accrued lisbilities....       (34,142)       (33,998)        (96,174)     (637,491)         141,830
    Increase in accrued legal fees ...............            --             --              --            --          300,000
Increase in other liabilities ....................        92,961             --              --            --               --
                                                     -----------    -----------    ------------  ------------     ------------
         Total adjustments .......................       352,581        (78,879)       (255,250)     (155,803)       2,290,008
                                                     -----------    -----------    ------------  ------------     ------------
         Net cash used in operating activities....    (2,378,552)    (3,084,930)     (4,022,642)   (4,062,228)     (16,980,438)
                                                     -----------    -----------    ------------  ------------     ------------
INVESTING ACTIVITIES:
  Purchases of short-term investments ............    (3,384,030)    (4,694,296)     (8,553,779)  (12,815,678)     (26,488,831)
  Sales and maturities of short-term  Investments.     5,083,230      8,465,508      11,123,145    10,342,424       24,789,631
  Purchases of property and equipment ............        (3,275)       (25,068)        (35,896)      (26,824)         (79,918)
  Payment of patent costs ........................            --             --              --            --          (67,424)
                                                     -----------    -----------    ------------  ------------     ------------
     Net cash provided by (used in)
     investing Activities ........................     1,695,925      3,746,144       2,533,470    (2,500,078)      (1,846,542)
                                                     -----------    -----------    ------------  ------------     ------------

FINANCING ACTIVITIES:
  (Repayments of) proceeds from notes payable.....       (88,459)      (155,271)        (52,565)       43,070            2,706
  Issuance of Series A redeemable ................                                                                   1,673,225
  Convertible Preferred stock ....................            --             --       1,159,700            --
  Issuance of Series B redeemable
  convertible Preferred stock ....................       266,668             --              --            --          450,000
  Issuance of common stock .......................       532,935         17,585          25,068     6,535,060       17,298,397
  Stock offering costs ...........................            --             --              --            --         (597,348)
  Proceeds from payable to stockholders ..........            --             --              --                        542,500
  Repayment of payable to stockholders ...........            --             --              --            --         (542,500)
                                                     -----------    -----------    ------------  ------------     ------------
         Net cash provided by financing
           activities ............................       711,145                      1,132,203     6,578,130       18,826,980
                                                     -----------    -----------    ------------  ------------     ------------

NET CHANGE IN CASH ...............................        28,518        523,528        (356,969)       15,824               --
CASH AT BEGINNING OF PERIOD ......................            --        356,969         356,969       341,145               --
                                                     -----------    -----------    ------------  ------------     ------------
CASH AT END OF PERIOD ............................   $    28,518    $   880,497    $         --  $    356,969     $
                                                     ===========    ===========    ============  ============     ============
SUPPLEMENTAL INFORMATION:
  Cash paid for interest .........................   $     2,922    $     3,550    $      4,064  $      2,512     $    171,516
                                                     ===========    ===========    ============  ============     ============


              The accompanying notes are an integral part of these
                       financial statements (concluded).

                              SUNPHARM CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 1998 and 1997
                               and the Period from
            May 3, 1990 (Date of Incorporation) to December 31, 1998

1.  ORGANIZATION

    SunPharm Corporation ("SunPharm" or the "Company"), formerly LexiGen, Incorporated, was incorporated in the State of Delaware on May 3, 1990, issued shares of its common stock in 1991, and commenced operations in February 1992. The Company was formed to develop and commercialize unique and proprietary polyamine analogs with antiproliferative and other therapeutic uses.

    The Company is a development stage company which has devoted substantially all of its efforts to research and product development and has not yet generated any revenues from the sale of products. At this time, there can be no assurance of future revenues. In addition, the Company expects to continue to incur losses for the foreseeable future, and there can be no assurance that the Company will successfully complete the transition from a development stage company to successful operations. The research and development activities in which the Company is engaged involve a high degree of risk and uncertainty. The ability of the Company to successfully develop, manufacture and market its proprietary products is dependent upon many factors. These factors include, but are not limited to, the need for additional financing, the reliance on collaborative arrangements for research and contractual agreements with corporate partners, the Company's dependence on its exclusive license agreement with the University of Florida, the ability to attract and retain key personnel and consultants, including its founder, and the ability to develop manufacturing, sales and marketing expertise. In addition, the Company's future success is affected by the progress of the Company's research and development, the scope and results of preclinical studies and clinical trials, the cost and timing of regulatory approvals, the rate of technological advances, determinations as to the commercial potential of the Company's products under development, the status of competitive products, the establishment of manufacturing capacity or third-party manufacturing arrangements, its reliance on research institutions and corporate partners, the uncertainty of health care reform and the competitive environment in which the Company operates. The Company's existing capital resources will not be sufficient to fund the Company's operations to the point of introduction of a commercially successful product, if and when that time should arrive. No assurance can be given that additional funds will be available on acceptable terms, if at all.

    In order to continue its research and product development activities as planned, the Company has raised equity through an initial public offering ("IPO") and various private placements of the Company's Common Stock and Series A and Series B Redeemable Convertible Preferred Stock. Such offerings through December 31, 1998 have resulted in proceeds of approximately $19,421,000. The Company intends to obtain additional funds for research and development through collaborative arrangements with corporate partners, additional financings, and from other sources; however, there can be no assurance that the Company will be able to obtain necessary financing when required or what the terms of any financing, if obtained, might be. Accordingly, there can be no assurance of the Company's future success.

    In August 1994, the board of directors authorized a 1.558-for-1 stock split of all outstanding stock, increased the number of shares of authorized common stock to 25,000,000 and changed the par value of the common stock to $.0001 per share, all of which was approved by the stockholders in October 1994. All share and per share amounts have been retroactively restated to reflect the stock split for all years presented.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION -- The financial statements are presented in accordance with generally accepted accounting principles, which require management to make estimates that affect the reported amounts and contingency disclosures in the financial statements. Actual results could differ from these estimates.

    PATENT COSTS -- The Company reimburses the University of Florida Research Foundation, Inc. ("UFRFI"), for direct expenses related to the Company's licensed patents. Patent costs consist of legal fees and other direct costs incurred in filing, prosecuting and maintaining the licensed patents. These costs are charged directly to research and development expense.

    INTERIM FINANCIAL STATEMENTS -- The balance sheet as of September 30, 1999, the statements of operations and the statements of cash flows for the nine month periods ended September 30, 1999 and 1998 have been prepared by the Company without an audit. In the opinion of management all adjustments necessary to conform to Generally Accepted

Accounting Principles and the rules and regulation of the Securities and Exchange Commission for interim financial information have been made, all of which are normal and recurring in nature.

    RESEARCH AND DEVELOPMENT -- Sponsored research payments are recognized as revenue when the research underlying such payments has been performed. Research and development expenses are charged to operations as incurred. Research and development expenses principally include, among other things, consulting fees and cost reimbursements to UFRFI, preclinical and clinical testing of compounds under investigation, and salaries and benefits of employees engaged in research and development activities.

    PROPERTY AND EQUIPMENT -- Office and laboratory equipment and leasehold improvements are carried at cost less accumulated depreciation, which is computed on a straight-line basis over the estimated useful lives of the related assets. The useful lives generally fall between 5 and 10 years.

    EARNINGS PER SHARE -- During the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share" (SFAS 128). This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock or potential common stock. This Statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. Since the Company has experienced losses since inception, there is no dilutive effect of any of its common stock equivalents. Accordingly, only basic EPS is shown.

    STOCK OPTIONS, WARRANTS AND SARS -- Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS 123 has been applied.

    RECENTLY ADOPTED ACCOUNTING STANDARDS -- In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that statement. SFAS No. 130 requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency and unrealized gains and losses on certain investments in debt and equity securities. In addition, the accumulated balance of other comprehensive income must be displayed separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. Adoption of SFAS No. 130 did not have a material impact on the financial statements.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS No. 131 requires reporting of segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts reported in the financial statements. The Company is in one business segment and follows the requirements of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information".

    In February 1998, the FASB issued SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132"), effective for fiscal years beginning after December 15, 1997. SFAS 132 revises employer disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. This statement standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminates certain disclosures. Restatement of disclosures for earlier periods is required. Adoption of SFAS No. 132 did not have a material impact on the financial statements.

    NEW ACCOUNTING STANDARDS -- In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The Company has not determined the effect of this statement on its financial statement disclosure.

3.  INITIAL PUBLIC OFFERING AND SUBSEQUENT SECURITIES OFFERINGS

    On January 12, 1995, the Company completed an IPO of 1,100,000 units ("Unit") at $7.00 per Unit. Each Unit consisted of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant ("IPO Warrant"), which entitled the holder to purchase one share of common stock at $8.75 per share until expiration on April 13, 1998, as extended from the original expiration of January 12, 1998. The IPO Warrants have been subject to redemption by the Company commencing January 1996 at $.05 per Warrant, providing the closing bid price of the Company's common stock exceeds $12.25 per share for 20 consecutive trading days ending within five days of the notice of redemption. Additionally, on February 16, 1995, the underwriter of the offering (the "Representative") exercised an option to purchase an additional 165,000 Units at $7.00 per Unit (Representative's over-allotment option).

    Proceeds from the Company's IPO were approximately $7,200,000 of cash, net of underwriting costs and other offering costs of $1,655,000. Of such net proceeds, approximately $1,793,000 were used to repay the outstanding indebtedness (including accrued interest and certain fees) of the Company. In addition, other expenses which were paid included approximately $310,000 for human clinical trials of DEHOP and DENSPM, $150,000 for research and development of other potential products, $240,000 for general corporate expenses, and approximately $210,000 to pay royalties to UFRFI.

    In connection with the IPO, the Company sold to the Representative, for nominal consideration, a unit purchase option to purchase up to 110,000 Units substantially identical to the Units sold in the offering in all respects, except that each warrant included in the unit purchase option entitled the holder to purchase one share of common stock at $11.375 per share. The unit purchase option will be exercisable during the four-year period commencing January 12, 1996, at an exercise price of $11.20 per Unit.

    Also, during the five-year period from the date of the offering, in the event the Representative originates a financing or a merger, acquisition, joint venture, strategic alliance introduction or other similar transaction to which the Company is a party, the Representative would be entitled to a finder's fee in consideration of the origination of the transaction. The fee is based upon a percentage of the consideration paid in the transaction or, in the case of an introduction to a customer, a five-year royalty on sales. In both instances, the consideration would consist of 5% of the first $1,000,000, 4% of the next $1,000,000, and 3% of any amount in excess of $2,000,000.

    Upon the closing of the IPO in January 1995, the Series A and Series B Redeemable Convertible Preferred Stock outstanding automatically converted into 479,700 and 154,400 shares of common stock, respectively. The Company presently has 2,200,000 shares of undesignated serial preferred stock authorized, with none issued and outstanding.

    During the year ended December 31, 1996, the Company completed a private placement of 537,623 units pursuant to Regulation D of the Securities Act of 1933 for $5.50 per Unit. Each unit consists of one share of the Company's common stock and one redeemable Common Stock Purchase Warrant ("1996 Warrant"). The 1996 Warrants included in these units expire four years from the date of issuance and have exercise prices of $5.50 per share until the anniversary date, $6.50 per share until the second anniversary date, and $7.50 per share thereafter. The 1996 Warrants are subject to redemption by the Company at $.01 per 1996 Warrant, provided the Company's common stock closes at a price of $8.50, $9.50 or $10.50 per share for twenty consecutive days during the second, third or fourth years, respectively, of the term of the 1996 Warrant.

    Proceeds from the private placement as well as proceeds from the warrant exchange discussed in Note 7 were approximately $3,095,000 in cash, net of placement agent and other offering costs of approximately $355,000.

    During the year ended December 31, 1997, the Company sold 1,948,286 units, each consisting of one share of the Company's common stock and one redeemable Common Stock Purchase Warrant ("1997 Warrant") for $3.50 per unit. The 1997 Warrants included in the units expire five years from the date of issuance. In case of a "cashless exercise," the 1997 Warrant exercise price is $4.00 per share plus forty percent of the difference between the current trading price of the Company's common stock and $4.00; in all other cases, the 1997 Warrant exercise price is $4.00 per share plus thirty percent of the difference between the current trading price of the Company's common stock and $4.00. The 1997 Warrants are subject to redemption by the Company at the exercise price, provided the Company's common stock closes at a price of

$16.00, $20.00, or $28.00 per share for twenty consecutive days during the second, third, fourth or fifth years, respectively, of the term of the 1997 Warrant. Proceeds from the private placement were $6,519,250, net of placement agent and other offering costs of $324,500.

    On November 12, 1998, the Company sold 300,000 shares of Series A Redeemable Convertible Preferred Stock ("Preferred Stock") and 853,565 shares of Common Stock to certain institutions and other accredited investors in a Private Placement pursuant to Regulation D under the Securities Act of 1933. The purchase price for the Preferred Stock and Common Stock sold in the Private Placement consisted of $1,200,000 in cash and the surrender by the investors of redeemable Common Stock Purchase Warrants originally issued in the Company's March 1997 private placement financing (the "1997 Warrants"). Shares of Series A Preferred Stock are initially convertible to Common Stock on a 1-for-1 basis, subject to customary antidilution adjustments. Dividends shall accrue on the Series A Preferred Stock at the rate of 8% per annum. In the event of liquidation dissolution, or winding up of the Company, or, at the option of the holders of the Preferred Stock, a consolidation or merger of the Company or a sale of all or substantially all of its assets, the Preferred Stock will be entitled to receive in preference to the Company's Common Stock an amount per share equal to the original purchase price plus any accrued dividends per share.

    Redemption of the Preferred Stock is at the request of holders of at least 33 1/3% of such shares outstanding, which request may be made at any time two years following closing of the Private Placement. In the event of such request, the Company shall be required to redeem all of the Series A Preferred Stock held by the requesting holders at a redemption price equal to $4.00 per share (subject to adjustment), plus any accrued dividends per share. The redemption price may be paid, at the Company's option, in cash or in shares of the Company's Common Stock. The Company's intention is to make such redemption in Common Stock, and accordingly the Series A Preferred Stock has been included in stockholders' equity. Proceeds to the Company from this Private Placement were approximately $1,160,000, net of legal fees of $40,000.

4.  INVESTMENTS

    At December 31, 1998 and 1997, the Company's investments consisted primarily of United States government agency obligations and high-grade commercial paper. These investments were considered as available for sale, and cost plus accrued interest approximated fair market value. At December 31, 1998 and 1997, these securities had maturities of less than one year.

5.  NOTES PAYABLE

    In January and March 1993, the Company issued notes payable in the aggregate principal amount of $522,500 primarily to SunPharm Investors L.P., a limited partnership in which 7% of the funds loaned to the Company were contributed by existing stockholders of the Company. Costs associated with this issuance totaled $57,500. There were also stock purchase warrants issued as discussed in
Note 7. The notes bore interest at 9.5% through January 1995, when they were repaid.

    In August and September 1994, two directors of the Company loaned $5,000 and $50,000, respectively, to the Company. The loans were repaid from the proceeds of the Bridge Financing discussed below. In addition, the directors were granted warrants to acquire 500 and 5,000 shares, respectively, of common stock at an exercise price of $5.50.

    On September 27, 1994, the Company issued notes totaling $1,000,000 as a bridge financing for the IPO (the "Bridge Notes"). The holders of the Bridge Notes also received warrants to purchase 228,573 shares of common stock at an exercise price of $4.375 per share. The estimated value of $600,000 for the warrants was recorded as additional paid-in capital and deferred offering costs during 1994. Proceeds of the Bridge Notes were $825,000, net of a $100,000 placement fee paid to the placement agent and $75,000 of offering costs. The total deferred offering costs of $775,000 were charged to expense upon repayment of the Bridge Notes in 1995. The Bridge Notes bore interest at an annual rate of 10% and were repaid in January and February 1995 from the proceeds of the IPO.

    In November and December 1994, two directors of the Company loaned $100,000 and $75,000, respectively, to the Company. The notes bore interest at 12% per annum and were repaid from the proceeds of the Offering in January 1995. In addition, the directors were granted 10,000 and 7,500 warrants, respectively, to acquire shares of common stock at an exercise price of $7.00. The warrants were not exercisable until the second anniversary of the completion of the IPO.

    In January 1995, two directors of the Company loaned a total of $25,000 to the Company. The notes bore interest at 12% per annum and were repaid from the proceeds of the IPO. In addition, the directors were granted warrants to acquire 2,500 shares of common stock at an exercise price of $7.00. The warrants were not exercisable until the second anniversary of the completion of the IPO.

    At December 31, 1998 and 1997, notes payable as shown on the Company's balance sheets represent obligations resulting from the financing of insurance premiums.

6.  COMMITMENTS AND CONTINGENCIES

    The Company has entered into an agreement with Dr. Raymond Bergeron, inventor of the technology which the Company has licensed, under which the Company is obligated to pay $8,000 per month for consulting services through December 1999.

    In March 1993, the Company entered into an employment agreement with Mr. Stefan Borg. The agreement provides for an annual base salary of $120,000 for a three-year period beginning April 1, 1993. The board of directors approved a $30,000 bonus upon the closing of the bridge financing discussed in Note 5 and, effective June 1, 1994, the annual base salary was increased to $132,000. In March 1995, the board of directors approved a $35,000 bonus for services performed during the preceding twelve months, extended the agreement to March 31, 1997 and agreed to increase the annual base salary to $150,000, effective April 1, 1995. In August 1997, the board of directors approved a bonus of $15,000, the grant of 25,000 incentive stock options (see "1994 Plan" in Note 7) and an increase in annual base salary to $200,000 effective April 1, 1997. The employment agreement with Mr. Borg continues in effect on a year-to-year basis unless terminated.

    On December 20, 1995, Dean L. Rider, M.D. ("Rider"), a stockholder of the Company, filed suit against the Company and Stefan Borg in Superior Court for the City and County of San Francisco, California, seeking compensatory damages of over $41 million and punitive damages based upon an alleged agreement between SunPharm and Rider. In June 1996, the Company settled this litigation with Rider by issuing Rider 50,000 shares of SunPharm common stock. Such shares have subsequently been registered for resale. The issuance of the shares was recorded by a reduction in legal fees accrued at December 31, 1995, which approximated the fair value of the shares issued. The Company believes that the claims made by Rider were without merit, and did not admit to any wrongdoing in connection with the settlement. The Company agreed to the settlement because it believed the cost of the settlement to be more economical than the cost of continuing to incur significant legal expenses to defend this matter.

    The Company leases office space, furniture and equipment under operating leases. Lease expense for the years ended December 31, 1998 and 1997 was approximately $83,400 and $75,500, respectively. Future minimum commitments on operating leases at December 31, 1998 are as follows:

1999 ......................................    $110,000
2000 ......................................     110,000
2001 ......................................     110,000
2002 ......................................     110,000
2003 ......................................     110,000
                                               --------
                                               $550,000
                                               ========

    The Company is subject to claims arising in the ordinary course of business but does not believe that any such claims presently identified will have a material adverse effect on its financial condition or results of operations.

7.  STOCK OPTIONS, WARRANTS AND OTHER INCENTIVE COMPENSATION

    In 1992, the Company issued warrants to a director to purchase 77,900 shares of the Company's common stock. The warrants are exercisable at $1.93 per share. In connection with certain notes payable issued in 1993, the Company issued warrants to purchase 155,021 shares and 133,234 shares of the Company's common stock at exercise prices of $1.93 per share and $3.21 per share, respectively. These warrants have been recorded at zero in the accompanying financial statements as the value at the time of issuance was de minimus.

    During 1996, the Company offered the Bridge Notes warrant holders discussed in Note 5 and SunPharm Investors L.P. discussed above a thirty percent reduction in their applicable exercise price if they exercised their warrants prior to December 31, 1996. Additionally, for each four warrants exercised, a warrant identical to those included in the units described in Note 2 would be issued. As a result of this warrant exchange offer, 62,858 of the Bridge Note warrants and 173,863 of SunPharm L.P. warrants were exercised in exchange for 236,721 shares of stock and 59,178 new warrants. Proceeds from this transaction were approximately $459,000 of cash, net of offering costs of approximately $34,000.

    The Company's board of directors granted stock options to employees and other parties to purchase common stock. Employee options generally vest over a sixty month period or over the term of an employment agreement. Options granted to consultants generally vest over a particular service period or in connection with certain milestones. Also, certain options previously granted had immediate vesting provisions. Most options expire seven years from the date of grant if not exercised.

    In April 1994, the board of directors of the Company approved the 1994 Stock Option Plan (1994 Plan) and reserved 350,550 shares of common stock for issuance of stock options to employees and consultants. In 1997, the board of directors increased the number of shares reserved by the Plan to 750,000 shares.

    The 1994 Plan is composed of incentive stock options and nonqualified stock options. The options generally vest over a two- to five-year period, and the incentive stock options expire 10 years from the date of grant. For the years ended December 31, 1998 and 1997, there were 50,000 shares and 124,500 shares granted from this plan, respectively.

    On July 10, 1995, the stockholders of the Company approved the SunPharm Corporation 1995 Nonemployee Directors' Stock Option Plan (the "1995 Directors' Plan"). The maximum number of shares of common stock with respect to which options may be granted under this plan is 300,000 as amended in 1997, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure. Directors who are not employees or consultants to the Company are eligible to receive nonqualified stock options which, in accordance with the plan, must be issued at one hundred percent (100%) of the fair market value of the common stock of the Company on the date of grant. Directors who are eligible to receive options under the 1995 Directors' Plan, will be entitled to receive an option to purchase 25,000 shares of common stock on the date on which they become a director. Additionally, eligible directors will be entitled to receive options annually on the date of their reelection to the Board of Directors to purchase 5,000 shares (with an additional 10,000 shares for the Chairman of the Board of Directors, if he is eligible) of common stock. For the years ended December 31, 1998 and 1997, options to purchase 40,000 and 125,000 shares of common stock were granted under the 1995 Directors' Plan.

    In August 1994, the Company elected a director of the Company, and engaged him as a consultant to provide management, marketing, economic and strategic planning services during a two-year period. The director was compensated under such consulting agreement at a rate of $7,500 per month, and by the issuance of a stock appreciation right ("SAR") for 150,000 common stock equivalents, exercisable (commencing in 1996 with respect to 50% and in 1997 with respect to the remainder) in an amount equal to the excess of the fair market value of the Company's common stock on the date of exercise over the initial public offering price of the Units. Such stock appreciation right terminates on January 1, 2000. As consideration for his serving on the Board of Directors, the director was granted a five-year stock purchase warrant ("Warrant") for 225,000 shares of common stock of the Company, such warrant being exercisable at a price of $5.50 per share. In 1995, the Company recorded compensation expense of $18,750 and $28,188 in connection with the SAR and the warrant, respectively, and due to the terms, may incur additional non-cash charges in the future. No compensation expense has been recorded since 1995 related to any options, warrants or SARs based on the quoted market value of the Company's common stock.

    During the year ended December 31, 1997, the Company issued warrants to two investment companies to purchase 150,000 shares of the Company's common stock. The warrants were valued at approximately $90,000 which represents the fair value of the services provided. Such amount was expensed with a corresponding increase to additional paid-in-capital during the year ended December 31, 1997.

SFAS NO. 123 REQUIRED DISCLOSURE

    If compensation cost for stock option, SARs and warrant grants ("Grants") had been determined based on the fair value at the grant dates for 1998 and 1997 consistent with the method prescribed by SFAS No. 123, the Company's net loss and loss per share would have been adjusted to the pro forma amounts indicated below:

                                            1998               1997
                                            ----               ----
Net loss
  As reported .....................     $(3,767,392)       $(3,906,425)
  Pro forma .......................      (4,204,638)        (4,464,082)

Loss per share
  As reported .....................           (0.64)             (0.75)
  Pro forma .......................           (0.72)             (0.86)

    Under SFAS No. 123, the fair value of each Grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997, respectively:
Dividend yield of 0% and 0%, expected volatility of 155.2% and 77.8%, risk-free interest rates of 5.28% and 6.33%, and expected lives of 7 and 7 years.

     A summary of the status of Grants under the Company's stock-based compensation plans as of December 31, 1998 and 1997, and changes during the years ending on those dates is presented below:

                                                                       1998                              1997
                                                                       ----                              ----
                                                                              WEIGHTED-                       WEIGHTED-
                                                               GRANTS          AVERAGE                         AVERAGE
                                                               ------         EXERCISE                        EXERCISE
                                                                                PRICE        GRANTS             PRICE
                                                                              ---------      ------           ---------
Outstanding at beginning of year ......................      1,561,390         $  3.48      1,384,696         $    3.25
  Granted .............................................         90,000            3.19        249,500              3.79
  Exercised ...........................................        (28,573)           0.40        (72,806)             0.10
 Forfeited ............................................        (80,000)           5.42             --
                                                            ----------                     ----------
Outstanding at end of year ............................      1,542,817            3.42      1,561,390              3.48
                                                            ==========                     ==========
Grants exercisable at year-end ........................      1,298,384                      1,205,703
                                                            ==========                     ==========
Weighted-average fair value of Grants granted during
the year ..............................................     $     3.09                     $     2.88
                                                            ==========                     ==========


The following table summarizes information about the outstanding Grants at December 31, 1998:

                                                   GRANTS OUTSTANDING                            GRANTS EXERCISABLE
                              -----------------------------------------------------     ----------------------------------
                                NUMBER                WEIGHTED-                            NUMBER
                              OUTSTANDING             AVERAGE             WEIGHTED-     EXERCISABLE              WEIGHTED-
                                  AT                  REMAINING            AVERAGE           AT                   AVERAGE
            RANGE OF          DECEMBER 31,            CONTRACTUAL         EXERCISE      DECEMBER 31,             EXERCISE
         EXERCISE PRICES         1998                 LIFE (YEARS)          PRICE           1998                  PRICE
         ---------------      ------------            ------------        ---------     ------------             ---------

         $.0064 to $.32          364,873                   2.04          $      0.31       289,473             $      0.31
         $1.60 to $2.99          349,070                   5.37                 1.95       255,558                    1.78
         $3.00 to $4.50          178,374                   8.56                 3.74       119,353                    3.71
        $5.375 to $5.75          495,500                   2.64                 5.52       479,000                    5.52
         $6.54 to $8.75          155,000                   5.81                 7.19       155,000                    7.19
                               ---------                                                 ---------
                               1,542,817                                                 1,298,384
                               =========                                                 =========

     Remaining non-exercisable Grants as of December 31, 1998 become available as follows:

1999............................................................................................    142,225
2000............................................................................................     36,083
2001............................................................................................     34,000
2002............................................................................................     24,625
2003............................................................................................      7,500
                                                                                                    -------
                                                                                                    244,433
                                                                                                    =======

8.   FEDERAL INCOME TAXES

     The Company has incurred losses since inception and, therefore, has not been subject to federal income taxes. As of December 31, 1998, the Company has net operating loss (NOL) and tax credit carryforwards for income tax purposes of approximately $16,953,000 and $596,000, respectively, which may be available to reduce future taxable income and future tax liabilities. These carryforwards begin to expire in 2008.

     The Tax Reform Act of 1986 provides for an annual limitation on the use of NOL and tax carryforwards (following certain ownership changes) that could significantly limit the Company's ability to utilize these carryforwards. The Company has made no determination concerning whether there has been such a cumulative change in ownership, and it is possible that such a change in ownership occurred following the completion of the Company's IPO, subsequent private placements, and subsequent exercise of the Warrants. Accordingly, the Company's ability to utilize the aforementioned carryforwards to reduce future taxable income and tax liabilities may be limited. Additionally, because United States tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for federal income tax purposes.

     As the Company has had cumulative losses and there is no assurance of future taxable income, a valuation allowance has been established to fully offset the deferred tax asset related to the net operating losses and other items. The components of the Company's deferred tax assets at December 31, 1998 and 1997 are as follows:

                                                                                              1998            1997
                                                                                              ----            ----

Net operating loss carryforwards                                                          $ 6,709,000     $ 4,997,000
Research and development tax credits                                                          596,000         464,000
Deferred compensation                                                                         326,000         326,000
                                                                                          -----------     -----------
          Total deferred tax assets                                                         7,631,000       5,787,000
Less valuation allowance                                                                    7,631,000       5,787,000
                                                                                          -----------     -----------
Net deferred tax assets                                                                   $        --     $        --
                                                                                          ===========     ===========

9.   RESEARCH AND DEVELOPMENT

     In 1991, the Company issued 311,600 shares of common stock to UFRFI, recorded at $2,000, for exclusive, worldwide license agreement rights. The Company also paid a maintenance fee to UFRFI in the amount of $50,000 which was charged to research and development expense. This fee is credited toward sponsored research payments and/or royalties. In March 1993, the license agreement was amended to provide for additional patent rights for the Company in exchange for the Company's payment of patent costs incurred by UFRFI prior to the amendment, a license fee of $40,000 payable to UFRFI upon execution of the amendment, the issuance of 31,160 shares of common stock valued at $10,000 and an increase in annual maintenance fee payable to UFRFI from $50,000 to $100,000. In September 1996, this agreement was further amended providing for more patent rights for the Company in exchange for the Company's payment of a one-time license fee of $50,000 and an increase in the annual maintenance to $200,000 beginning in 1997.

     The Company has also entered into a research agreement with UFRFI. For the years ended December 31, 1996 and 1995, the Company paid $535,000 and $869,000, respectively, to UFRFI under the terms of the research agreement. The amount paid in 1995 includes the maintenance fee of $100,000 for 1996. In September 1996, this agreement was amended concurrently with the license agreement described above for increased sponsored research payments related to the Company's products from $625,000 in 1995 to $641,000 in 1996, $854,250 in 1997 and $875,000 in 1998. These expenses are charged to operations as incurred. Failure to pay such costs could result in termination of the license agreement rights. If UFRFI were to terminate the license, the Company's rights to manufacture and market the technology and related products would terminate and such an event would have a material adverse effect on the Company. In 1995, the Company paid $50,000 to UFRFI for an additional license, described below. The Company also paid UFRFI $163,000 and $210,00 in 1998 and 1997, respectively, for reimbursement of patent costs.

     The Company agreed to pay a royalty on net sales of licensed products up to 6 percent of net sales for each product. A royalty of 28 percent of sublicensee payments, but no less than 2 percent of net sales by such sublicensee, will also be payable to UFRFI. The Company paid UFRFI $210,000 in royalties in 1995, which were payable as a result of licensing fees received in 1993. At December 31, 1996 the Company had accrued an additional $280,000 liability to UFRFI for sublicense payments related to the $1 million Warner Lambert milestone payment earned in 1996. Such amount was paid in 1997.

     On May 1, 1993, the Company entered into a sublicensing agreement with Warner-Lambert. The agreement grants Warner-Lambert the right of first refusal in the event the Company decides to develop certain other licensed products under certain circumstances. Under the terms of the agreement, Warner-Lambert paid the Company $100,000 in May 1993 upon the execution of the agreement and $750,000 in October 1993 related to the filing of the investigational new drug application. The payments were recognized as revenue when the payments were received. Additional payments may be received for the completion of certain scientific milestones. The agreement provides for Warner-Lambert to pay the Company a royalty on net sales, as defined. On March 1, 1994, Warner-Lambert paid the Company $750,000 in consideration for the Company's research and development activities performed. In 1996, the Company earned an additional $1 million from Warner Lambert, of which $500,000 was receivable as of December 31,1996 and was collected in January, 1997. The agreement will terminate on the later of the last expiration date of a licensed patent or 10 years from Warner-Lambert's marketing of a licensed product.

     In February 1994, the Company entered into an exclusive sublicense agreement with Nippon Kayaku. Upon execution of the agreement, Nippon Kayaku paid the Company $225,000 for research and development performed. The sponsored research payment was recognized as revenue when the payment was received. Additional payments may be payable to the Company for the completion of certain scientific milestones. The agreement provides for Nippon Kayaku to pay the Company a royalty on net sales, as defined.

     In addition, Nippon Kayaku will reimburse the Company for direct costs incurred for preclinical studies performed prior to the agreement. Nippon Kayaku will also pay a running royalty of 2 percent of net sales as defined for 10 years in the event that Nippon Kayaku elects to manufacture the product. The agreement will terminate on the later of the last expiration of a licensed patent or 10 years from Nippon Kayaku's marketing of a licensed product in Japan.

     A director was issued options with an exercise price of $.32 per share to purchase 77,900 shares of common stock in connection with the exclusive sublicense agreement with Nippon Kayaku. The original option agreement stipulated that the options vested upon the completion of specified milestones and, accordingly, compensation expense was recorded for the portion of the options that had not vested through September 1994, at which time the Company amended the agreement to reflect vesting based upon time or the completion of specified milestones (see Note 7).

10.  SUBSEQUENT EVENTS (UNAUDITED)

     SURRENDER OF PURCHASE OPTION -- On February 16, 1999, the underwriter of the Company's IPO agreed to surrender a purchase option for 110,000 shares of Common Stock exercisable at $11.20 per share, which it had acquired in connection with the IPO and which was due to expire on January 12, 2000. In exchange for surrender of this option, the Company agreed to issue an equal number of shares to the underwriter at $0.60 per share, for total proceeds of $66,000

     PRIVATE PLACEMENT OF PREFERRED STOCK AND COMMON STOCK -- On March 31, 1999, the Company sold 66,667 shares of Series B Redeemable Convertible Preferred Stock at $4.00 per share, ("Series B Preferred") and 183,333 shares of Common Stock at $1.273 per share to an institutional investor in a Private Placement pursuant to Regulation D under the Securities Act of 1933. The shares of Series B Preferred are initially convertible to Common Stock on a 1-for-1 basis, subject to customary antidilution adjustments. Dividends shall accrue on the Series B Preferred at the rate of 8% per annum. In the event of liquidation, dissolution, or winding up of the Company, or, at the option of the holders of the Series B Preferred, a consolidation or merger of the Company or a sale of all or substantially all of its assets, the Series B Preferred Stock will be entitled to receive in preference to the Company's Common Stock an amount per share equal to the original purchase price plus any accrued dividends per share.

     Redemption of the Series B Preferred is at the request of holders of at least 33 1/3% of such shares outstanding, which request may be made at any time two years following closing of the Private Placement. In the event of such request, the Company shall be required to redeem all of the Series B Preferred Stock held by the requesting holders at a redemption price equal to $4.00 per share (subject to adjustment), plus any accrued dividends per share. The redemption price may be paid, at the Company's option in cash or in shares of the Company's Common Stock. The Company's intention is to make such redemption in Common Stock, and accordingly the Series B Preferred has been included in stockholder's equity. Net proceeds to the Company from this Private Placement were $485,000, net of fees of approximately $15,000.

(b) Pro Forma Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements give effect to the merger using the purchase method of accounting. The unaudited pro forma consolidated balance sheet gives effect to the merger as if it had occurred on September 30, 1999. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 give effect to the merger as if they had occurred on January 1, 1998. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1999 give effect to the merger as if they had occurred on January 1, 1999. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what GelTex's financial position or results of operations would actually have been if the merger had in fact occurred on such dates or to project GelTex's financial position or results of operations as of any future date or for any future period.

     The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of GelTex and SunPharm to account for the merger; accordingly, assets acquired and liabilities assumed are reflected at their estimated fair values.

     As a result of the merger, GelTex will record purchased goodwill and a nonrecurring charge to operations for acquired in-process research and development of $9.5 million. The pro forma consolidated financial statements reflect the allocation to purchased goodwill of $6,894,037. The charge for acquired in-process research and development has been reflected in the unaudited pro forma consolidated balance sheet, but excluded from the unaudited pro forma consolidated statement of operations, because the charge is nonrecurring.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on September 30,

1999, January 1, 1998 or January 1, 1999, respectively, nor is it necessarily indicative of future operating results or financial position.

     These unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and the related notes thereto of GelTex and SunPharm and other financial information pertaining to GelTex and SunPharm, including "GelTex's Management's Discussion and Analysis of Financial Condition and Results of Operations" and "SunPharm's Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Form S-4 or, in the case of GelTex, incorporated by reference from its Form 10-K filed on March 31, 1999, its Forms 10-Q's filed on May 14,1999 and August 16, 1999 and November 12, 1999.

                                            UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                      AS OF SEPTEMBER 30, 1999

                                                           HISTORICAL                 PRO FORMA                         PRO FORMA
                                                    GELTEX          SUNPHARM         ADJUSTMENTS       NOTES            COMBINED
                                                    ------          --------         -----------       -----            ---------
ASSETS
Current assets:
  Cash and cash equivalents                    $   6,028,577    $     28,518                                         $   6,057,095
  Marketable securities                           56,161,537              --                                            56,161,537
  Prepaid expenses and other current asset         4,207,167         702,375               (22,950)      A               4,886,592
  Due from affiliates                             10,251,100              --                                            10,251,100
  Inventory
    Work-in-process                                4,035,022              --                                             4,035,022
  Due from Joint Venture                             422,048              --                                               422,048
                                               -------------    ------------                                         -------------
Total current assets                              81,105,451         730,893                                            81,813,394
Long-term receivables, affiliates                    443,000         132,078              (119,357)      A                 455,721
Property and equipment, net                        7,640,693          53,475                                             7,694,168
Other assets                                              --           9,275                                                 9,275
Intangible assets, net                             1,089,624              --                                             1,089,624
Goodwill                                                  --              --             6,894,037       B               6,894,037
Investment in Joint Venture                       11,007,119              --                                            11,007,119
                                               -------------    ------------                                         -------------
TOTAL ASSETS                                   $ 101,285,887    $    925,721                                         $ 108,963,338
                                               =============    ============                                         =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and Accrued expenses        $     839,271    $  1,147,948               651,487       C           $   2,638,706
  Obligations due upon close of merger                    --              --               571,618       D                 571,618
  Due to Joint Venture                             1,219,800              --                                             1,219,800
  Notes Payable                                           --          14,249                                                14,249
  Other                                                   --          92,961                                                92,961
  Current portion of long-term  obligations        1,678,002              --                                             1,678,002
                                               -------------    ------------                                         -------------
Total current liabilities                          3,737,073       1,255,158                                             6,215,336
Long-term obligations, less current
   Portion                                         3,953,898              --                                             3,953,898
Commitments and contingencies                             --              --                                                    --
Stockholders' equity:
  Series A preferred stock                                --             300                  (300)      E                      --
  Series B preferred stock                                --              67                   (67)      E                      --
  Common stock                                       168,727             725                11,027      E,F                180,479
  Additional paid-in capital                     187,105,180      21,671,051            (6,953,615)      F             201,822,616
  Deferred compensation                             (353,231)             --                                              (353,231)
  Other comprehensive gain (loss)                   (229,838)             --                                              (229,838)
  Accumulated deficit during development
     Stage                                                --     (22,001,580)           22,001,580       E                      --
  Accumulated deficit                            (93,095,922)             --            (9,530,000)      G            (102,625,922)
                                               -------------    ------------                                         -------------
Total stockholders' equity                        93,594,916        (329,437)                                           98,794,104
                                               -------------    ------------                                         -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 101,285,887    $    925,721                                         $ 108,963,338
                                               =============    ============                                         =============

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                       HISTORICAL                   PRO FORMA                         PRO FORMA
                                                 GELTEX         SUNPHARM           ADJUSTMENTS          NOTES         COMBINED
                                                 ------         --------        -----------------       -----         ---------

Revenue:
  Collaborative Joint Venture
    Project reimbursement                    $   4,434,648     $        --                                         $   4,434,648
  Contract revenue                               1,751,669         625,000                                             2,376,669
                                             -------------     -----------                                         -------------
Total revenue                                    6,186,317         625,000                                             6,811,317
Costs and Expenses:
  Research and development                      20,795,596       1,856,492                                            22,652,088
  Collaborative Joint Venture
    Project reimbursement                        4,434,648              --                                             4,434,648
                                             -------------     -----------                                         -------------
  Total research and development                25,230,244       1,856,492                                            27,086,736

  General and administrative                     4,778,253       1,368,642                                             6,146,895
  Amortization of purchased goodwill                    --              --            738,647          H                 738,647
  Royalty expense                                       --         175,000                                               175,000
                                             -------------     -----------                                         -------------
Total costs and expenses                        30,008,497       3,400,134                                            34,147,278
Loss from operations                           (23,822,180)     (2,775,134)                                          (27,335,961)
Interest income, net                             3,023,078          38,001                                             3,061,079
Other income                                            --           6,000                                                 6,000
Equity in loss of Renagel Joint
  Venture                                       (5,785,378)             --                                            (5,785,378)
                                             -------------     -----------                                         -------------
Net loss                                     $ (26,584,480)    $(2,731,133)                                        $ (30,054,260)
                                             =============     ===========                                         =============
Basic and diluted net loss per share         $       (1.58)    $     (0.40)                                        $       (1.67)
                                             =============     ===========                                         =============
Shares used in computing basic
  and diluted net loss per share                16,853,000       6,875,328                                            18,028,000


     UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED
                                DECEMBER 31, 1998


                                                       HISTORICAL                  PRO FORMA                        PRO FORMA
                                                 GELTEX          SUNPHARM         ADJUSTMENTS          NOTES         COMBINED
                                                 ------          --------         -----------          -----        ---------
Revenue:
  License fee and research revenue           $  25,000,000     $   230,729               --                        $ 25,230,729
  Collaborative Joint Venture
    project reimbursement                        7,658,232              --               --                           7,658,232
                                             -------------     -----------                                         ------------
Total revenue                                   32,658,232         230,729               --                          32,888,961
Costs and Expenses:
  Research and development                      27,904,064       2,509,561               --                          30,413,625
  Collaborative Joint Venture
    project reimbursement                        7,658,232              --               --                           7,658,232
                                             -------------     -----------                                         ------------
  Total research and development                35,562,296       2,509,561               --                          38,071,857

  Amortization of purchased goodwill                    --              --          984,862              H              984,862
  General and administrative                     5,583,361       1,651,686               --                           7,235,047
                                             -------------     -----------                                         ------------
Total costs and expenses                        41,145,657       4,161,247                                           46,291,766
Loss from operations                            (8,487,425)     (3,930,518)                                         (13,402,805)
Interest income, net                             4,455,737         163,126                                            4,618,863
Equity in loss of Renagel Joint
  Venture                                       (7,535,630)             --                                           (7,535,630)
                                             -------------     -----------                                         ------------
Net loss                                       (11,567,318)     (3,767,392)                                         (16,319,572)
                                             =============     ===========                                         ============
Basic and diluted net loss per share                 (0.72)          (0.64)                                               (0.95)
                                             =============     ===========                                         ============
Shares used in computing basic
  and diluted net loss per share                16,023,000       5,876,875                                           17,198,196

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION
     The following unaudited pro forma consolidated financial statements give effect to the merger using the purchase method of accounting. The unaudited pro forma consolidated balance sheet gives effect to the merger as if it had occurred on September 30, 1999. The unaudited statements of operations for the year ended December 31, 1998 give effect to the merger as if it had occurred on January 1, 1998, and the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1999 give effect to the merger as if it had occurred on January 1, 1999. The unaudited pro forma consolidated financial statements do not purport to represent what GelTex's financial position or results of operations would actually have been if the merger had in fact occurred on such dates or to project GelTex's financial position or results of operations as of any future date or for any future period.

2.   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL ADJUSTMENTS

     (a) The unaudited pro forma consolidated financial statements reflect the conversion of all of the outstanding shares of SunPharm common stock and preferred stock into approximately 1,175,195 shares of GelTex common stock pursuant to the merger. The exchange ratio for the common stock of 0.14525 and the exchange ratio for the preferred stock of 0.21788 was calculated as a fraction in accordance with the terms of the Merger Agreement. All outstanding options and warrants to purchase SunPharm common stock which did not terminate in connection with the merger will be assumed by GelTex pursuant to the merger and converted into options and warrants to purchase shares of GelTex common stock.

     (b) The total consideration of $15.5 million consists of GelTex common stock valued at $14.4 million, transaction costs of approximately $0.8 million and $0.3 million of SunPharm options and warrants assumed. The purchase price will be allocated based on the fair value of assets acquired and liabilities assumed, netting to $(0.9) million, acquired in-process research and development of $9.5 million and purchased goodwill of $6.9 million. In-process research and development charges resulting from the merger have not been reflected in the pro forma consolidated statement of operations, as they are considered non-recurring charges.

          Acquired in-process research and development (IPR&D) for the merger was evaluated utilizing the present value of the estimated after-tax cash flows expected to be generated by the purchased technology, which, at the effective time of the merger, had not reached technological feasibility. The cash flow projections for revenues are based on estimates of growth rates and the aggregate size of the respective market for each product; probability of technical success give the stage of development at the time of acquisition; royalty rates based on prior licensing agreements; product's sales cycles; and the estimated life of a product's underlying technology. Estimated operating expenses and income taxes are deducted from estimated revenue projections to arrive at estimated after-tax cash flows. Projected operating expenses include general and administrative expenses, and research and development costs. The rates utilized to discount projected cash flows range from 40% to 50% depending upon the relative risk of the return and the weighted average cost of capital for GelTex at the time of the merger.

          The unaudited pro forma consolidated financial statements reflect acquired IPR&D of approximately $9.5 million, representing the values determined by the Company's management to be attributable to the IPR&D assets associated with the technology acquired in the SunPharm acquisition. Of this amount, approximately $8.7 million is related to the DENSPM for solid tumor cancer project and approximately $0.8 million is related to the DEHOP for AIDS-related diarrhea project. The values associated with these programs represent GelTex's management ascribed values, based on the discounted cash flows currently expected from the technologies acquired. If these projects are not successfully developed, the business, operating results, and financial condition of GelTex may be adversely affected.

          As of the date of the merger agreement was signed, GelTex concluded that once completed, the technologies under development can only be economically used for its specific and intended purposes and that IPR&D technology has no alternative future uses after taking into consideration the overall objectives of the project, progress toward the objectives, and uniqueness of developments to these objectives.

     c) The unaudited pro forma consolidated balance sheets includes adjustments necessary to give effect to the merger as if it had occurred on September 30, 1999 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including a charge to retained earnings for acquired in-process research and development and the elimination of SunPharm's equity accounts. The pro forma consolidated statements of operations include the adjustments necessary to give effect to the merger as if it had occurred at the beginning of the respective periods. Adjustments included in the pro forma consolidated balance sheets and statements of operations are summarized as follows:

          (A) Forgiveness of notes receivable from officers of $142,307,

          (B) Valuation of purchased goodwill of $6,894,037, seven year remaining life,

          (C) Accrual for transaction-related costs of approximately $651,487, principally for valuation, legal, accounting services and an investment advisory fee, incurred by GelTex and SunPharm.

          (D) Accrual for severance and other payouts associated with pre-existing severance plans of approximately $571,618.

          (E) Elimination of the SunPharm equity accounts.

          (F) Issuance of GelTex common stock, $0.01 par value. The value of GelTex common stock is equal to the product of 1,175,196 shares multiplied by $12.31 per share, less costs of issuing shares of approximately $22,000.

          (G) Charge to operations for in-process research and development of approximately $9,530,000 .

          (H) Amortization of purchased goodwill based upon the useful life of 7 years.


3.   UNAUDITED PRO FORMA CONSOLIDATED NET LOSS PER SHARE

     Pro forma basic and diluted net loss per share amounts for the nine month periods ended September 30, 1999 and 1998, are based upon the historical weighted-average number of GelTex common stock outstanding adjusted to reflect the issuance, as of January 1, 1998, of approximately 1,175,196 shares of GelTex common stock, which amount excludes outstanding shares subject to repurchase in accordance with SFAS No. 128. The impact of outstanding options including SunPharm options, is not included in the calculation of basic and diluted net loss per share as the effect would be antidilutive.

(d) Exhibits.

          2.1  Agreement Plan of Merger dated August 13, 1999. Filed as Exhibit
               10.3 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1999 and incorporated herein by reference.

          20.1 Press release dated November 17, 1999 announcing the closing of the Agreement and Plan of Merger.

          23.1 Consent of Deloitte & Touche, LLP, Independent Auditors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     GELTEX PHARMACEUTICALS, INC.
                                           (Registrant)


Date: December 1, 1999                          /s/ Paul J. Mellett
                                                -------------------
                                                Paul J. Mellett
                                                Chief Financial Officer

                                INDEX TO EXHIBITS


NUMBER            DESCRIPTION
------            -----------

2.1               Agreement Plan of Merger dated August 13, 1999. Filed as Exhibit 10.3 to the Company's Quarterly
                  Report on Form 10-Q for the period ending June 30, 1999 and incorporated herein by reference.

20.1              Press release dated November 17, 1999 announcing the closing of the Agreement and Plan of Merger.

23.1              Consent of Deloitte & Touche, LLP, Independent Auditors.